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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
February 26, 2007

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153 Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (d)      On February 22, 2007, Michael H. Gilbert was named vice president, strategy and business development of the Company. Mr. Gilbert will be primarily responsible for the business development and marketing of Vertigro, the Company’s algae-to-biofuel technology. Since 2002, Mr. Gilbert has been an independent business strategy consultant to the Cleantech Industry. He provides strategic business and technical analysis, evaluation and advice to a variety of Cleantech client companies. Since 2005, Mr. Gilbert has been the manager for future strategy, corporate strategy department with Pitney Bowes Inc. His responsibilities include identifying, evaluating and monitoring external trends that may affect Pitney Bowes Inc., its business environment and core value proposition. From 1998 to 2005, Mr. Gilbert was the manager for energy, environment health & safety: environmental health and safety department for Pitney Bowes Inc. His responsibilities included environmental due diligence on acquisitions, member of team achieving ISO 14001 certification, conducted comprehensive environmental and health & safety audits of Pitney Bowes and its primary vendors, and managed all Pitney Bowes Superfund projects and liabilities. Mr. Gilbert graduated from the University of Connecticut with a Masters of Business Administration degree. Mr. Gilbert graduated from Cornell University with a Masters of Science degree. Mr. Gilbert graduated from Cornell University with a Bachelor of Science degree.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document Description

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 23rd day of February, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY: ROBERT M. BAKER
Robert M. Baker
Secretary